UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 8, 2009

Manas Petroleum Corporation
(Exact name of registrant as specified in its charter)

Nevada	333-107002	91-1918324
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Bahnhofstrasse 9, 6341 Baar, Switzerland
(Address of principal executive offices) (Zip Code)

+41 (44) 718 10 30
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 8, 2009, the Albanian Council of Ministers approved Decision No. 754 regarding the approval of a production sharing contract for exploration, development and production of hydrocarbons in onshore Albania, in Blocks 2-3, between the Ministry of Economy, Trade and Energy, represented by the National Agency of Natural Resources and DWM Petroleum AG. DWM is the 100% subsidiary of Manas Petroleum Corporation. The production sharing contract was made effective July 31, 2009.

The production sharing contract comprises two blocks that cover approximately 3,439 km2 (or approximately 849,795 acres).

The production sharing contract covering the blocks set out minimum work and expenditure requirements for three phases that we must comply with to maintain the exploration rights for the contractual area. Failure to comply with the work and financial requirements in any one phase means that the exploration period will terminate and we will not be able to enter the other phases for the applicable blocks. The contract covers two blocks. Under the contract if the three phases are completed, they will take seven years to complete and will require a minimum expenditure of $25,100,000.

We have three years from the Effective Date of the contract to complete the requirements in Phase 1. After Phase 1, we have the option either to continue pursuing or to relinquish the exploration rights. The Phase 1 Minimum Work and Financial Program requires the undertaking of a minimum of $400,000 in geological and geophysical studies, the re-processing of 150 kilometres of seismic data at a minimum cost of $100,000 and drilling of an exploration well to a depth of at least 4,000 meters at a minimum cost of $8,000,000 or until it reaches the Carbonates of the Eocene or Cretaceous, whichever first occurs.

We have two years from the completion of Phase 1 to complete the requirements in Phase 2. The Phase 2 Minimum Work and Financial Program requires the undertaking of a minimum of $300,000 in geological and geophysical studies, and the drilling of an exploration well to a depth of at least 4,000 meters at a minimum cost of $8,000,000, or until it reaches the Carbonates of the Eocene or Cretaceous, whichever first occurs.

We have two years from the completion of Phase 2 to complete the requirements in Phase 3. The Phase 3 Minimum Work and Financial Program requires the undertaking of a minimum of $300,000 in geological and geophysical studies and the drilling of an exploration well to a depth of at least 4,000 meters at a minimum cost of $8,000,000, or until it reaches the Carbonates of the Eocene or Cretaceous, whichever first occurs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANAS PETROLEUM CORPORATION

By:

/s/ Ari Muljana

Ari Muljana

Chief Financial Officer

Dated: November 10, 2009